FIRST AMENDMENT TO
                           QUALITY FOOD CENTERS, INC.
                           DEFERRED COMPENSATION PLAN


          Pursuant to the authority provided in Section 9.1 of the Quality Food Centers, Inc. Deferred Compensation Plan, as adopted effective December 1, 1994 (the "Plan") Quality Food Centers, Inc. (the "Company") hereby adopts this First Amendment to the Plan, to be effective immediately upon adoption.


                                       I.

          The first sentence of Section 3.1 is amended in its entirety to read as follows:

          Participation in the Plan shall be limited to employees selected by the Board of Directors (or by the Committee pursuant to authority delegated by the Board of Directors) who elect to participate in the Plan by filing an Agreement with the Committee and timely making the elections as provided in this
Section 3. The election to participate shall be effective upon receipt by the Committee of an Agreement that is properly completed and executed in conformity with the Plan. Notwithstanding anything to the contrary herein, designation by the Board of Directors (or the Committee) of an employee as eligible to participate in the Plan does not ensure such employee's continued eligibility for participation if the Board of Directors (or the Committee) elects to terminate such employee's participation for a later period.


                                       II.

          A new Section 9.3 is added to the Plan as follows:

          9.3 This Plan is intended to be an unfunded plan maintained for a "select group of management or highly compensated employees" (a "top-hat group") under Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and therefore to be exempt from parts 2, 3 and 4 of ERISA. Accordingly, in the event that it is determined by a court of competent jurisdiction or by an opinion of counsel that a Participant is not a member of such a top-hat group this Plan shall immediately terminate as to such Participant and all amounts credited to the account of such Participant shall be paid out to such Participant within 30 days of such determination.

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          Except as amended above, the Plan shall continue in full force and effect.

          Executed this _______________________ day of December, 1995.

                                       QUALITY FOOD CENTERS, INC.


                                       By:  E. MARK EVANGER
                                           -------------------------------------
                                           Its: Vice President and Chief
                                                Financial Officer
                                                --------------------------------

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                                  AMENDMENT TWO

                                     TO THE
                           QUALITY FOOD CENTERS, INC.
                           DEFERRED COMPENSATION PLAN



Quality Food Centers, Inc.
a Washington corporation
10116 NE 8th
Bellevue, WA 98004                                                           QFC

     QFC adopted the Quality Food Centers, Inc. Deferred Compensation Plan (the "Plan") to allow a select group of management or highly compensated employees of QFC and of adopting affiliates to defer income that would otherwise be payable to them. QFC has become a wholly owned subsidiary of Fred Meyer, Inc., a Delaware corporation (the "Parent"). The Parent has resolved to reduce the number of nonqualified deferred compensation plans sponsored by the Parent and its affiliates. Accordingly, QFC adopts this amendment to provide for the transfer of accumulated account balances to the Fred Meyer, Inc. Cash Balance Restoration Plan for any employee who continues to be eligible to participate in the Parent's plan, and to distribute the account balances of all other employees who are Participants in the Plan.

     1.   Discontinuation of Deferrals

          1.1 As of March 31, 1999, all further deferrals under the Plan shall be discontinued. QFC shall notify each employee who is a Participant in the Plan of the discontinuance of deferrals and shall adjust each Participant's pay accordingly.

          1.2 QFC shall take all steps necessary to wind up the affairs of the Plan as soon as administratively feasible following the discontinuance of all contributions.

     2.   Valuation of Accounts

          2.1 Pursuant to 3.7 of the Plan, the balance in each Participant's deferred benefit account shall be determined as of the March 31, 1999 Determination Date.

          2.2  The value of each Participant's account shall be determined under
               3.6 of the Plan.

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     3.   Transfer of Deferred Compensation Account Balances

          3.1 Subject to 4.1, as soon as practicable following the determination of the value of Participant accounts under 2.1, the account balances of each Continuing Participant shall be transferred to the Fred Meyer Cash Balance Restoration Plan effective as of April 1, 1999.

          3.2 A "Continuing" Participant" is any Participant who, as of March 31, 1999, has been determined by QFC as a member of a select group of highly compensated or managerial employees, or was such a member immediately prior to termination of employment.

     4.   Distribution of Account Balances of Ineligible Participants

          4.1 The account balance of any Discontinued Participant shall be distributed as soon as practicable following the valuation of account balances in 2.1.

          4.2 A "Discontinued Participant" is any Participant who is not a Continuing Participant.

          4.3 Distributions under 4.1 of this Amendment Two shall include earnings through March 31, 1999 and shall be made in a single lump sum cash payment, subject to tax withholding required by 4.7 of the Plan.

     5.   Termination of Plan

     The Plan shall terminate immediately following the transfer of liabilities to the Fred Meyer Cash Balance Restoration Plan under 3.1 and the distribution under 4.3 of the account balance of each Discontinued Participant.

     6.   Effective Date

     This Amendment Two shall be effective as of January 1, 1999.

Company                                Quality Food Centers, Inc.



                                       by MICHAEL E. HUSE
                                          --------------------------------------
                                          its President
                                              ----------------------------------

                                       Executed:   3/31                   , 1999
                                                 -------------------------

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                       ACCEPTANCE OF TRANSFERRED ACCOUNTS
                                BY SUCCESSOR PLAN

          Fred Meyer, Inc., as the sponsor of the Fred Meyer, Inc. Cash Balance Restoration Plan, hereby agrees to accept the transfer of accounts transferred from the QFC Deferred Compensation Plan to the Cash Balance Restoration Plan pursuant to 3.1 of the Second Amendment to the QFC Deferred Compensation Plan.

     Adopted: 3/31, 1999               FRED MEYER, INC.



                                       By KEITH W. LOVETT
                                          --------------------------------------
                                          Its Sr. Vice President
                                              ----------------------------------


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                                   APPENDIX 1
                             TO THE FRED MEYER, INC.
                          CASH BALANCE RESTORATION PLAN

     This Appendix 1 documents the terms of the Merged Plan Transition Account established under 4.2 of the Plan with respect to any participant whose benefit was transferred from the QFC Deferred Compensation Plan.

     1. The opening balance of a Merged Plan Transition Account with respect to any benefit under the QFC Deferred Compensation Plan (the "QFC Plan") shall be the balance in that account, valued as of March 31, 1999, under 3.6 of the QFC Plan.

     2. The manner of payment under 7.2 of any amount in a participant's Merged Plan Transition Account derived from the QFC Plan of the Plan shall be based on the election made by the participant pursuant to the original election agreement for the year in which the amounts credited to the Merged Plan Transition Account were deferred.